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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated March 17, 2000, accompanying the consolidated financial statements of Mace Security International, Inc. and subsidiaries included in the 1999 Annual Report on Form 10-KSB for the year ended December 31, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                                         /s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
April 3, 2000